Exhibit 99.2

news release

FOR IMMEDIATE RELEASE

SIRVA Updates Status of SEC Investigation

CHICAGO, June 22, 2005 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, was informed on June 21, 2005, by the staff of the enforcement division of the Securities and Exchange Commission (SEC) that the previously disclosed informal inquiry being conducted by the SEC recently was converted to a formal investigation.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions around the world.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting us will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Investment Considerations” and other risks described in our 2003 Annual Report on

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Form 10-K and Quarterly Reports on Form 10-Q, and other reports we submit to the Securities and Exchange Commission from time to time.  We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

Media Contacts

Jim Trainor

Vice President

Corporate Communications

630.468.4828 (work)

630.334.7865 (cell)

Judy Wohlt

Manager

Corporate Communications

630.468.4886 (work)

630.802.1299 (cell)

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